UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                         July 22, 2009

RESOURCES CONNECTION, INC.

Delaware (State or other jurisdiction	0-32113 (Commission	33-0832424 (IRS Employer
of incorporation)	File Number)	Identification No.)

17101 Armstrong Avenue, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                                                                                                                (714) 430-6400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2009, Thomas D. Christopoul resigned from his positions as President and Chief Executive Officer of Resources Connection, Inc.  (the “Company” or “Resources”) and as a member of the Company’s Board of Directors.  In connection with Mr. Christopoul’s resignation on July 22, 2009 (the “Separation  Date”),  the Company and Mr. Christopoul entered into a Severance and General Release Agreement (the “Severance Agreement”).  The Severance Agreement is attached as Exhibit 10.1 and the terms thereof are incorporated by reference herein.

Under the terms of the Severance Agreement, the Company has agreed to pay Mr. Christopoul within 10 days of the Separation Date (i) a lump sum payment of $3,500,000 plus an amount equal to his accrued vacation balance and base salary payable through the end of this month  (less applicable tax withholdings), and (ii) a bonus in the amount of $281,250 (less applicable tax withholdings), for the fiscal year 2009 bonus period, which has been earned but not yet paid to Mr. Christopoul as of the Separation Date.  No bonus will be payable to Mr. Christopoul for any period after the Separation Date.

All of Mr. Christopoul’s outstanding unvested stock options, which he was awarded during his employment, will automatically vest as of the Separation Date and will remain exercisable for the duration of the term of such awards (generally 10 years following the date of the award), after which time they will expire and be canceled.  The Company expects to record a non-cash charge of approximately $1,500,000 resulting from the vesting of Mr. Christopoul’s outstanding stock options.

Mr. Christopoul and his dependents will also be allowed continued participation in the Company’s group health insurance plans at the Company’s expense for a period of three (3) years following the Separation Date, subject to earlier termination upon his eligibility to participate in substantially comparable group health plans of a subsequent employer or other entity.

Mr. Christopoul will be subject to various restrictive covenants for a period of twenty-four (24) months after the Separation Date, including covenants contained in the Employment Agreement between Mr. Christopoul and the Company, dated June 1, 2008.

In accordance with applicable law, Mr. Christopoul may revoke the Severance Agreement at any time during the seven days following the execution of the Severance Agreement, in which case he will not be entitled to the payments provided in the Severance Agreement.

In connection with Mr. Christopoul’s departure from the Company, the Board has reappointed Donald B. Murray, the Company’s founder and current Executive Chairman, as Chief Executive Officer.  Mr. Murray will also continue to serve as the Chairperson of the Board.  Mr. Murray, age 62, previously served as the Company’s President and Chief Executive Officer from June 1996 through May 31, 2008.

Item 7.01 Regulation FD Disclosure

The full text of the Company’s press release, issued on July 23, 2009, announcing Mr. Christopoul’s resignation and Mr. Murray’s reappointment as Chief Executive Officer is included as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

10.1         Severance and General Release Agreement, dated July 22, 2009, between Thomas D. Christopoul and Resources Connection, Inc.

99.1         Press release, dated July 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.

Date: July 23, 2009
By: /s/ Kate W. Duchene

Kate W. Duchene
Chief Legal Officer & Secretary